EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-63019 of Albertson's, Inc. on Form S-4 of our report dated March 17, 1999, incorporated by reference in the Annual Report on Form 10-K of Albertson's Inc. and subsidiaries for the year ended January 28, 1999.

/s/ Deloitte & Touche LLP

Boise, Idaho
June 24, 1999